Exhibit 21

Subsidiaries of Radian Group Inc. (1)

Name	Domicile
homegenius Inc.	Delaware
homegenius Real Estate Inc.	California
homegenius Real Estate LLC	Delaware
Radian Escrow Services LLC	Delaware
Radian Guaranty Inc.	Pennsylvania
Radian Insurance Inc.	Pennsylvania
Radian Investment Group Inc.	Delaware
Radian Lender Services LLC	Delaware
Radian Liberty Funding LLC	Delaware
Radian Mortgage Securities LLC	Delaware
Radian MI Services Inc.	Pennsylvania
Radian Mortgage Assurance Inc.	Pennsylvania
Radian Mortgage Capital LLC	Delaware
Radian Mortgage Services Inc.	Delaware
Radian Real Estate Management LLC	Delaware
Radian Real Estate Services Inc.	Delaware
Radian REM LLC	Utah
Radian Settlement Services Inc.	Pennsylvania
Radian Settlement Services of Utah LLC	Utah
Radian Technology Services LLC	Delaware
Radian Title Agency Of Texas LLC	Texas
Radian Title Insurance Inc.	Ohio
Radian Title Services Inc.	Delaware
Radian Valuation Services LLC	Pennsylvania
(1)
Unless otherwise noted, all subsidiaries are 100% directly or indirectly owned by Radian Group Inc.